Exhibit 99.1

Stanley Higgins

Associate Vice President

Nasdaq Listing Qualifications

By Electronic Delivery to: kweisberg@forwardindustries.com

February 21, 2025

Ms. Kathleen Weisberg

Chief Financial Officer

Forward Industries, Inc.

700 Veterans Memorial Highway

Suite 100,

Hauppauge, NY 11788

Re:	Forward Industries, Inc. (the “Company”) – Staff Determination Nasdaq Symbol: FORD

Dear Ms. Weisberg:

As you are aware, in a decision dated July 24, 20241, a Nasdaq Hearings Panel (“the Panel”) confirmed that the Company had regained compliance with the minimum $2.5 million stockholders’ equity requirement for continued listing on the Nasdaq Capital Market (the “Equity Rule”).2 In the decision, the Panel imposed a Mandatory Panel Monitor for a period of one year or until July 24, 2025, which would require Staff to issue a Delist Determination Letter, in the event that the Company failed to maintain compliance with the Equity Rule (the “Panel Monitor”).3

In that regard, in the Form 10-Q filed with the SEC on February 13, 2025, the Company reported stockholders’ equity of $2,279,297 for the period ended December 31, 2024. As a result, the Company does not comply with minimum $2.5 million stockholders’ equity requirement for continued listing. Normally, Nasdaq listed companies may be provided up to 180 calendar days in which to regain compliance with the Equity Rule.4 However, pursuant to the Panel Monitor, the Company is not eligible for a compliance period. As a result, Staff has determined to delist the Company’s securities from the Capital Market.

_______________________

1 Docket No. 6796C-24

2 Listing Rule 5550(b)(1).

3 Listing Rule 5815(d)(4)(A), states that: “A Hearings Panel may, after a Company regains compliance with all applicable listing standards, monitor the Company's continued compliance for up to one year after the compliance date, if the Hearings Panel concludes that there is a likelihood that the issuer will fail to maintain compliance with one or more listing standards during that period. If the Hearings Panel or the Listing Qualifications Department determines that a Company under Hearings Panel monitor fails any listing standard during the monitor period, the Staff will issue a Staff Delisting Determination and the Hearings Department will promptly schedule a new hearing, with the initial Hearings Panel or a newly convened Hearings Panel if the initial Hearings Panel is unavailable. The hearing may be oral or written, at the Company's election. Notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide the Listing Qualifications Department with a plan of compliance with respect to any deficiency that arises during the monitor period, and the Listing Qualifications Department will not be permitted to grant additional time for the Company to regain compliance with respect to any deficiency. The Hearings Panel will consider the Company's compliance history when rendering its Decision.”

4 Listing Rule 5810(c)(3).

Ms. Kathleen Weisberg

February 21, 2025

Accordingly, unless the Company requests an appeal of this determination by February 28, 2025, as described in further detail below, the Company’s securities will be scheduled for delisting from The Nasdaq Capital Market and will be suspended at the opening of business on March 4, 2025. A Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

The Company may appeal Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. Please use the link, “Hearing Requests & Process” on the attached chart for detailed information regarding the hearings process. If you would like additional information regarding the hearings process, please call the Hearings Department at +1 301 978 8203.

A hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. Hearing requests should not contain arguments in support of the Company’s position. The request for a hearing and confirmation of payment should be submitted electronically through our Listing Center5 and must be received by the Hearings Department no later than 4:00 p.m. Eastern Time on February 28, 2025.

Listing Rule 5835 prohibits communications relevant to the merits of a proceeding under the Listing Rule 5800 Series between the Company and the Hearings Department unless Staff is provided notice and an opportunity to participate. In that regard, Staff waived its right to participate in any oral communications between the Company and the Hearings Department. Should Staff determine to revoke such waiver, the Company will be immediately notified, and the requirements of Listing Rule 5835 will be strictly enforced.

Our Rules require that the Company promptly disclose receipt of this letter by either filing a Form 8-K, where required by SEC rules, or by issuing a press release. The announcement needs to be made no later than four business days from the date of this letter and must include the continued listing criteria that the Company does not meet, and a description of each specific basis and concern identified by Nasdaq in reaching the determination.6 The Company must also submit the announcement to Nasdaq’s MarketWatch Department.7 If the public announcement is made between the hours of 7:00 AM and 8:00 PM Eastern Time, the Company must submit the announcement to Nasdaq’s MarketWatch Department at least ten minutes prior its public release. If the public announcement is made outside of these hours, the Company must submit the announcement prior to 6:50 A.M. Eastern Time. Please note that if you do not make the required announcement trading in your securities will be halted.8

If you have any questions, please contact Ellen Ignacio, Listing Analyst, at +1 202 441 5613.

Sincerely,

____________________

5 To utilize our electronic form process, please create a user account, if you have not already done so. Once you create a user account, you can begin completing the Hearing Request Form. At any time, you may save your work and complete it at a later time. Upon submission, you will receive a confirmation email. Please note that prior to starting you will need the following company information: current trading symbol, Central Index Key (CIK) code or CUSIP.

6 Listing Rule 5810(b). See FAQ #428 available on the Nasdaq Listing Center.

7 The notice must be submitted to Nasdaq’s MarketWatch Department through the Electronic Disclosure submission system available at nasdaq.net/ED/IssuerEntry.

8 Listing IM-5810-1.

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NASDAQ ONLINE RESOURCES

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To help you navigate the deficiency process, we have provided links to some our most viewed resource materials.

• Board Composition and Committee Requirements
• Governance Clearinghouse
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• How to Transfer to Nasdaq Capital Market
• Information about Application of Shareholder Approval Rules
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• Listing Fees
• Listing of Additional Shares Process
• MarketWatch Electronic Disclosure Submissions
• Nasdaq Listing Rules: Initial and Continued Listing
• Reference Library: Frequently Asked Questions, Staff Interpretations and Listing Council Decisions

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Fee Payment Form

Please follow the wire payment instructions here and take note of the information below.

o	New Company Application and Entry: The application fee is $25,000 for the Global or Global Select Market, $5,000 for the Capital Market, and $1,000 for companies applying to list Closed End Funds, Exchange Traded Funds, Index Fund Shares or other structured products. The remainder of the entry fee is due prior to the first day of trading. Nasdaq will credit all application fees paid by the Company in connection with an application that has not been closed towards the Entry Fee payable upon listing.

o	Application Renewal Fee: If a Company does not list within 12 months of submitting its application, it will be assessed an additional non-refundable $5,000 application fee each 12 months thereafter to keep its application open.

o	Hearing Request: The fee in connection with a hearing request is $20,000.

o	Appeal Request: The fee in connection with an appeal of a Hearing Panel decision to the NASDAQ Listing and Hearing Review Council is $15,000.

o	Transfer Application: The fee for companies transferring from the Global or Global Select Market to the Capital Market is $5,000.

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